FORM 10f-3
Registered Domestic Securities

SUBADVISOR:  Goldman Sachs Asset Management, L.P.
FUND: MGI US Small/Mid Cap Growth Equity Fund

1.           Issuer:  Blackhawk Network Holdings Inc.

1.	Date of Purchase: 04/19/13_______________________________________

3.	Date offering commenced: 04/19/13__________________________________

4.           Underwriters from whom purchased:  Merrill Lynch, Pierce, Fenner & Smith Inc.__

5.           Subadvisor of Managed Portion:  __Goldman Sachs Asset Management L.P._

6.           Affiliated person in underwriting syndicate:  Goldman Sachs & Co.

7.           Nature of affiliation1:  __Wholly owned subsidiary of GS_______

8.           Aggregate principal amount or number of shares purchased:  2,476.00

9.           Aggregate principal amount or total number of shares of offering:  11,500 shares

10.           Purchase price (net of fees and expenses):  $23.00

11.           Initial public offering price:  $23.00

12           Commission, spread or profit:  ____%                                                                $1.4950

13.       Have the following conditions been satisfied?
	YES	NO
a. The securities are part of an issue registered under the 1933 Act that is being offered to the public.	_____	___X____
b. The securities were purchased prior to the end of the first day on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).

	___X__	_________
c. The securities were purchased at a price not more than the price paid by each other purchaser in the offering or in any concurrent offering of the securities.	____X__	_________
d. The issuer of the securities and any predecessor has been in continuous operation for not less than three years.	____X___	_______
e.The underwriting was a firm commitment underwriting.	____X___	_______
f.The commission, spread or profit received by the principal underwriters was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
	___X___	_______
g. The amount of such securities purchased by the Fund and all investment companies and discretionary accounts advised by the same Advisor did not exceed 25% of the principal amount of the offering.	____X___	_______
h. No affiliated person (as described in footnote 1) was a direct or indirect participant in or beneficiary of the sale.	____X___	________

i. The subadvisor has not consulted, with regards to its Managed Portion, with any other subadvisor of the Fund that is a principal underwriter or an affiliated person of a principal underwriter concerning this transaction.

	____X___	________

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.

Approved:  /s/  Steve Barry                                                                Date:  7/17/13

1 For purposes of Rule 10f-3, relevant affiliated persons include any officer, trustee or employee of the Funds, or any Advisor, or any person of which such officer, trustee, employee or Advisor is an affiliated person.

FORM 10f-3
Registered Domestic Securities

SUBADVISOR:  JP Morgan Investment Management, Inc.
FUND: MGI US Short Maturity Fixed Income Fund

1.           Issuer:  Harley-Davidson Motorcycle Trust

2.	Date of Purchase: 4/16/13_______________________________________

3.	Date offering commenced: 4/16/13_________________________________

4.           Underwriters from whom purchased:  Citigroup Global Markets Inc.__

5.           Subadvisor of Managed Portion:  __J.P. Morgan Investment Management, Inc._

6.           Affiliated person in underwriting syndicate:  J.P. Morgan

7.           Nature of affiliation2:  __Underwriter________

8.           Aggregate principal amount or number of shares purchased:  100,000 shares

9.           Aggregate principal amount or total number of shares of offering:  207,000,000 shares

10.           Purchase price (net of fees and expenses):  $206,999,420

11.           Initial public offering price:  $100.00

12           Commission, spread or profit:  __0.24__%                                                                                     $

13.       Have the following conditions been satisfied?
	YES	NO
a. The securities are part of an issue registered under the 1933 Act that is being offered to the public.	___X__	_______
d. The securities were purchased prior to the end of the first day on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).

	___X__	_________
e. The securities were purchased at a price not more than the price paid by each other purchaser in the offering or in any concurrent offering of the securities.	____X__	_________
d. The issuer of the securities and any predecessor has been in continuous operation for not less than three years.	____X___	_______
e.The underwriting was a firm commitment underwriting.	____X___	_______
f.The commission, spread or profit received by the principal underwriters was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
	___X___	_______
g. The amount of such securities purchased by the Fund and all investment companies and discretionary accounts advised by the same Advisor did not exceed 25% of the principal amount of the offering.	____X___	_______
j. No affiliated person (as described in footnote 1) was a direct or indirect participant in or beneficiary of the sale.	____X___	________

k. The subadvisor has not consulted, with regards to its Managed Portion, with any other subadvisor of the Fund that is a principal underwriter or an affiliated person of a principal underwriter concerning this transaction.

	____X___	________

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.

Approved:  /s/  Linda Woods-Erdy                                                                                                Date:  June 12, 2013

2 For purposes of Rule 10f-3, relevant affiliated persons include any officer, trustee or employee of the Funds, or any Advisor, or any person of which such officer, trustee, employee or Advisor is an affiliated person.

FORM 10f-3
Registered Domestic Securities

SUBADVISOR:  JP Morgan Investment Management, Inc.
FUND: MGI US Short Maturity Fixed Income Fund

1.           Issuer:  Mylan Inc.

3.	Date of Purchase: 6/1813_______________________________________

3.	Date offering commenced: 6/18/13_________________________________

4.           Underwriters from whom purchased:  Goldman Sachs and Company__

5.           Subadvisor of Managed Portion:  __J.P. Morgan Investment Management, Inc._

6.           Affiliated person in underwriting syndicate:  J.P. Morgan

7.           Nature of affiliation3:  __Underwriter________

8.           Aggregate principal amount or number of shares purchased:  $10,115,408

9.           Aggregate principal amount or total number of shares of offering:  $497,875,000

10.           Purchase price (net of fees and expenses):  $499,625,000

11.           Initial public offering price:  $$99.925

12           Commission, spread or profit:  __0.35__%                                                                                     $

13.       Have the following conditions been satisfied?
	YES	NO
a. The securities are part of an issue registered under the 1933 Act that is being offered to the public.	___X__	_______
f. The securities were purchased prior to the end of the first day on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).

	___X__	_________
g. The securities were purchased at a price not more than the price paid by each other purchaser in the offering or in any concurrent offering of the securities.	____X__	_________
d. The issuer of the securities and any predecessor has been in continuous operation for not less than three years.	____X___	_______
e.The underwriting was a firm commitment underwriting.	____X___	_______
f.The commission, spread or profit received by the principal underwriters was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
	___X___	_______
g. The amount of such securities purchased by the Fund and all investment companies and discretionary accounts advised by the same Advisor did not exceed 25% of the principal amount of the offering.	____X___	_______
l. No affiliated person (as described in footnote 1) was a direct or indirect participant in or beneficiary of the sale.	____X___	________

m. The subadvisor has not consulted, with regards to its Managed Portion, with any other subadvisor of the Fund that is a principal underwriter or an affiliated person of a principal underwriter concerning this transaction.

	____X___	________

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.

Approved:  /s/  Linda Woods-Erdy                                                                                                Date:  July 12, 2013

3 For purposes of Rule 10f-3, relevant affiliated persons include any officer, trustee or employee of the Funds, or any Advisor, or any person of which such officer, trustee, employee or Advisor is an affiliated person.

FORM 10f-3
Registered Domestic Securities

SUBADVISOR:  JP Morgan Investment Management, Inc.
FUND: MGI US Short Maturity Fixed Income Fund

1.           Issuer:  Capital Auto Receivables Asset Trust

4.	Date of Purchase: 6/20/13_______________________________________

3.	Date offering commenced: 6/20/13_________________________________

4.           Underwriters from whom purchased:  Barclays Capital Inc.__

5.           Subadvisor of Managed Portion:  __J.P. Morgan Investment Management, Inc._

6.           Affiliated person in underwriting syndicate:  J.P. Morgan

7.           Nature of affiliation4:  __Underwriter________

8.           Aggregate principal amount or number of shares purchased:  80,000 shares

9.           Aggregate principal amount or total number of shares of offering:  143,000,000 shares

10.           Purchase price (net of fees and expenses):  $142,978,622

11.           Initial public offering price:  $99.98505

12           Commission, spread or profit:  __0.25__%                                                                                     $

13.       Have the following conditions been satisfied?
	YES	NO
a. The securities are part of an issue registered under the 1933 Act that is being offered to the public.	___X__	_______
h. The securities were purchased prior to the end of the first day on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).

	___X__	_________
i. The securities were purchased at a price not more than the price paid by each other purchaser in the offering or in any concurrent offering of the securities.	____X__	_________
d. The issuer of the securities and any predecessor has been in continuous operation for not less than three years.	____X___	_______
e.The underwriting was a firm commitment underwriting.	____X___	_______
f.The commission, spread or profit received by the principal underwriters was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
	___X___	_______
g. The amount of such securities purchased by the Fund and all investment companies and discretionary accounts advised by the same Advisor did not exceed 25% of the principal amount of the offering.	____X___	_______
n. No affiliated person (as described in footnote 1) was a direct or indirect participant in or beneficiary of the sale.	____X___	________

o. The subadvisor has not consulted, with regards to its Managed Portion, with any other subadvisor of the Fund that is a principal underwriter or an affiliated person of a principal underwriter concerning this transaction.

	____X___	________

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.

Approved:  /s/  Linda Woods-Erdy                                                                                                Date:  July 12, 2013

4 For purposes of Rule 10f-3, relevant affiliated persons include any officer, trustee or employee of the Funds, or any Advisor, or any person of which such officer, trustee, employee or Advisor is an affiliated person.

FORM 10f-3
Registered Domestic Securities

SUBADVISOR:  JP Morgan Investment Management, Inc.
FUND: MGI US Short Maturity Fixed Income Fund

1.           Issuer:  Trans-Canada Pipelines

5.	Date of Purchase: 6/28/13_______________________________________

3.	Date offering commenced: 6/28/13_________________________________

4.           Underwriters from whom purchased:  Deutsche Bank Securities Inc.__

5.           Subadvisor of Managed Portion:  __J.P. Morgan Investment Management, Inc._

6.           Affiliated person in underwriting syndicate:  J.P. Morgan

7.           Nature of affiliation5:  __Underwriter________

8.           Aggregate principal amount or number of shares purchased:  20,000 shares

9.           Aggregate principal amount or total number of shares of offering:  500,000,000 shares

10.           Purchase price (net of fees and expenses):  $500,000,000

11.           Initial public offering price:  $100.00

12           Commission, spread or profit:  __0.45__%                                                                                     $

13.       Have the following conditions been satisfied?
	YES	NO
a. The securities are part of an issue registered under the 1933 Act that is being offered to the public.	___X__	_______
j. The securities were purchased prior to the end of the first day on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).

	___X__	_________
k. The securities were purchased at a price not more than the price paid by each other purchaser in the offering or in any concurrent offering of the securities.	____X__	_________
d. The issuer of the securities and any predecessor has been in continuous operation for not less than three years.	____X___	_______
e.The underwriting was a firm commitment underwriting.	____X___	_______
f.The commission, spread or profit received by the principal underwriters was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
	___X___	_______
g. The amount of such securities purchased by the Fund and all investment companies and discretionary accounts advised by the same Advisor did not exceed 25% of the principal amount of the offering.	____X___	_______
p. No affiliated person (as described in footnote 1) was a direct or indirect participant in or beneficiary of the sale.	____X___	________

q. The subadvisor has not consulted, with regards to its Managed Portion, with any other subadvisor of the Fund that is a principal underwriter or an affiliated person of a principal underwriter concerning this transaction.

	____X___	________

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.

Approved:  /s/  Linda Woods-Erdy                                                                                                Date:  July 12, 2013

5 For purposes of Rule 10f-3, relevant affiliated persons include any officer, trustee or employee of the Funds, or any Advisor, or any person of which such officer, trustee, employee or Advisor is an affiliated person.